 Exhibit 99.1

NewPage Announces Year-End 2013 Financial Results

MIAMISBURG, Ohio, Feb. 26, 2014 /PRNewswire/ -- NewPage Holdings Inc. ("NewPage") today announced its results of operations for the full year 2013.

Net sales for the full year 2013 were $3,054 million compared to $3,131 million for 2012, a decrease of $77 million, or 2 percent. On a year over year basis, net sales were primarily affected by lower sales volume of paper and lower average paper prices, partially offset by improved mix. For the full year, net loss was $(2) million in 2013 compared to net income of $1,258 million in 2012. The decrease was primarily the result of Reorganization items, net, partially offset by improved gross margin.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization as further adjusted as shown in the attached reconciliation) was $269 million in 2013 compared to $238 million in 2012.

The following table details key performance and cost metrics for the full year:

	Full Year
	2013	2012
Price per ton of paper	$891	$901
Total paper volume – 000s tons	3,318	3,371
Market-related downtime - 000s tons	69	34
Gross margin %	6.2%	3.7%

NewPage closed the year with total liquidity of $400 million, consisting of $317 million of availability under the revolving credit facility and $83 million of available cash and cash equivalents.

Cash from operating activities was $116 million during 2013 compared to $3 million during 2012, primarily the result of lower cash requirements for interest and other bankruptcy related activities as a result of emerging from Chapter 11 Proceedings, as well improved gross margins driven by cost reductions.

Capital expenditures for 2013 were $75 million compared to $157 million in 2012. Capital expenditures in 2012 included $54 million associated with the purchase of paper machine No. 35, previously under a capital lease pursuant to the Chapter 11 plan.

"We were able to offset the impact of lower prices with improvements in productivity and cost saving measures to increase adjusted EBITDA by 13% compared to 2012. Our year over year improvement in Adjusted EBITDA comes at a time when there was a 4.3% decline in North American demand for coated paper according to PPPC," said George F. Martin, president and chief executive officer for NewPage.

On February 11, 2014, the company entered into a $750 million senior secured term loan facility to refinance the existing $500 million senior secured exit term loan debt facility and to fund a special distribution to NewPage stockholders and holders of NewPage stock awards, to pay certain transaction costs and for general corporate purposes. The company also announced a new a $350 million ABL facility to replace the existing $350 million revolving credit facility on the same day. The refinancing transactions and the distribution payments are components of the merger announced by the company on January 6, 2014.

Additional Information
The NewPage 2013 Form 10-K as filed with the U.S. Securities and Exchange Commission today can be found on the NewPage website. The company believes this information is sufficient to answer questions and no conference call is planned.

About NewPage
NewPage is a leading producer of printing and specialty papers in North America with $3.1 billion in net sales for the year ended December 31, 2013. NewPage is headquartered in Miamisburg, Ohio, and owns paper mills in Kentucky, Maine, Maryland, Michigan, Minnesota and Wisconsin. These mills have a total annual production capacity of approximately 3.5 million tons of paper.

The company's portfolio of paper products includes coated, supercalendered and specialty papers. These papers are used in commercial printing to create corporate collateral, magazines, catalogs, books, coupons, inserts and direct mail as well as in specialty paper applications including beverage bottle labels, food and medical packaging, pressure-sensitive labels and release liners. To learn more, visit www.NewPageCorp.com.

Forward-Looking Statements
This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. The company does not intend, and undertakes no obligation, to update any forward-looking statements.

NewPage Holdings Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
Years Ended December 31, 2013 and 2012
Dollars in millions, except per share amounts for Successor in dollars

	Successor	Predecessor
	2013	2012

Net sales	$3,054	$3,131

Cost of sales	2,865	3,015
Selling, general and administrative expenses	146	139
Interest expense	47	26
Other (income) expense, net	—	—
Income (loss) before reorganization items and income taxes	(4)	(49)
Reorganization items, net	—	(1,288)
Income (loss) before income taxes	(4)	1,239
Income tax (benefit)	(2)	(19)
Net income (loss)	$(2)	$1,258

Net income (loss) per share:
Basic and diluted	$(0.27)	$12.58

Weighted average common shares outstanding:
Basic and diluted	7,080,218	100

NewPage Holdings Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
December 31, 2013 and 2012
Dollars in millions

	Successor
	2013	2012
ASSETS
Cash and cash equivalents	$83	$43
Accounts receivable, net	204	220
Inventories	520	472
Other current assets	25	41
Total current assets	832	776

Property, plant and equipment, net	1,208	1,314
Other assets	135	124
TOTAL ASSETS	$2,175	$2,214

LIABILITIES AND EQUITY
Accounts payable	$168	$193
Other current liabilities	177	137
Current maturities of long-term debt	—	5
Total current liabilities	345	335

Long-term debt	487	485
Other long-term obligations	308	581
Commitments and contingencies

EQUITY
Preferred stock, 100,000 shares authorized,
$0.001 per share par value	—	—
Common stock, 16,000,000 shares authorized,
7,093,924 shares issued and 7,087,239 outstanding,
$0.001 per share par value	—	—
Treasury stock, 6,685 shares on December 31, 2013, at cost	—	—
Additional paid-in capital	814	813
Accumulated deficit	(2)	—
Accumulated other comprehensive income (loss)	223	—
Total equity	1,035	813
TOTAL LIABILITIES AND EQUITY	$2,175	$2,214

NewPage Holdings Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
Years Ended December 31, 2013 and 2012
Dollars in millions

	Successor	Predecessor
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2)	$1,258
Adjustments to reconcile net income (loss) to
net cash provided by (used for) operating activities:
Depreciation and amortization	184	242
Non-cash interest expense	6	65
(Gain) loss on disposal of assets	2	6
Deferred income taxes	(2)	(1)
U.S. pension expense	3	33
U.S. pension funding	(41)	(27)
Equity award expense	14	1
Non-cash reorganization items, net	—	(1,408)
Debtor in possession financing costs	—	4
Payment of settlement cash and litigation trust funding	—	(32)
Changes in operating assets and liabilities:
Accounts receivable	16	17
Inventories	(48)	(28)
Other operating assets	(12)	17
Accounts payable	(25)	(6)
Accrued expenses and other obligations	21	(138)
Net cash provided by (used for) operating activities	116	3

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(75)	(157)
Proceeds from sales of assets	1	—
Restricted cash	—	12
Proceeds from sale of investment shares	4	—
Net cash provided by (used for) investing activities	(70)	(145)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	490
Payment of financing costs	(1)	(27)
Repayments of long-term debt	(5)	(166)
Borrowings on revolving credit facility	405	—
Payments on revolving credit facility	(405)	—
Proceeds from debtor in possession financing	—	379
Repayments of debtor in possession financing	—	(629)
Debtor in possession financing costs	—	(4)
Acquisition of treasury stock	—	—
Net cash provided by (used for) financing activities	(6)	43

Net increase (decrease) in cash and cash equivalents	40	(99)
Cash and cash equivalents at beginning of period	43	142
Cash and cash equivalents at end of period (2012: Successor)	$83	$43

NewPage Holdings Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA (unaudited)
Years Ended December 31, 2013 and 2012
Dollars in millions

	Successor	Predecessor
	2013	2012

Net income (loss)	$(2)	$1,258
Interest expense	47	26
Income tax (benefit)	(2)	(19)
Depreciation and amortization	184	242
EBITDA	$227	$1,507

Equity awards	14	1
(Gain) loss on disposal of assets	2	6
Non-cash U.S. pension expense	—	6
Integration and related severance costs and other charges	14	8
Reorganization items, net	—	(1,288)
Post-emergence bankruptcy-related items	4	—
Merger related costs	8	—
Other	—	(2)
Adjusted EBITDA	$269	$238

EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA and Adjusted EBITDA (as described in table above) are not measures of our performance under accounting principles generally accepted in the United States ("U.S. GAAP"), are not intended to represent net income (loss), and should not be used as alternatives to net income (loss) as indicators of performance. EBITDA and Adjusted EBITDA are shown because they are bases upon which our management assesses performance and are primary components of certain covenants under our revolving credit facility. In addition, our management believes EBITDA and Adjusted EBITDA are useful to investors because they and similar measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. The use of EBITDA and Adjusted EBITDA instead of net income (loss) has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

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